Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Navient Corporation of our report dated February 27, 2012 relating to the financial statements of SLM Corporation, which appears in Navient Corporation’s Registration Statement on Form 10 dated December 6, 2013, as amended.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

McLean, VA

April 28, 2014